                                                                    Exhibit 10.7

                           GRAIN ORIGINATION CONTRACT

Red Trail Energy LLC from Richardton, North Dakota (hereafter called "LLC") is in the process of raising equity to build an ethanol production plant in Richardton, North Dakota.

Effective 1 day of April 2004, LLC has retained New Vision Coop, Worthington, Minnesota (hereafter called "NVC") to provide grain origination and other services described within this Grain Origination Contract (hereafter called "Contract"). LLC will administer and direct all NVC's work effort described in this contract. NVC shall communicate exclusively with LLC unless instructed by LLC to do otherwise.

LLC understands that NVC will provide information and perform its duties with the best interests of Red Trail Energy LLC stockholders.

NVC RESPONSIBILITIES

Construction. NVC will assist in the design of grain receiving, load out, storage and plant track layout.

Rail Rates & Service. NVC will assist in the negotiation of rail rates and service

Origination: NVC will establish a grain bid structure for the purpose of purchasing grain for delivery to the Richardton site. NVC will purchase all rail grain for delivery to the Richardton site. NVC will manage rail logistics to accommodate plant usage. NVC will provide origination programs and contracts for the Richardton site.

Risk Management. NVC will assist LLC in hedging commodities for LLC. NVC will assist LLC in minimizing corn procurement costs.

LLC RESPONSIBILITIES

LLC will direct NVC's work effort in an efficient manner.

LLC will be responsible for all legal review of all programs and documents submitted by NVC.

NVC LIMITATIONS

NVC cannot enter any contracts or agreements, either written or verbal on behalf of LLC EXCEPT cash, rail grain contracts.

P 2                        GRAIN ORIGINATION CONTRACT

TERM

This contract shall terminate three years from its start date unless extended through an amendment.

CANCELLATION

Either party may cancel this contract by providing sixty (60) days written notice to the other party.

FEES

Development Fee: When the plant construction announcement is made, LLC shall pay NVC $ 25,000.00.

Operation Fee: LLC shall pay NVC one half cent ($ .005) per bushel for all rail grain delivered to Richardton. No fee will be assessed on truck grain delivered to the plant.

Incentive Fee: LLC shall pay NVC 10% of profit earned by minimizing corn procurement costs.

It is proposed that Red Trail Energy LLC maintain two commodity futures accounts. One would be used for hedging purposes (Hedge Account) and one would be used to minimize corn procurement costs (Trade Account). The incentive would apply to all profits earned on closed trades in the "Trade Account".

     Hedge Account: This account would be used exclusively to offset cash corn purchased or cash product sold (DDG or ethanol). Gains or losses generated in account would be applied to the respective commodity.

     Trade Account: This account would be used to purchase corn futures or call options or sell put options. Its primary function is to protect the plant from rising corn costs. The firm handling the transactions calculates gains or losses in this account. Gains or losses would be accounted for according to LLC's board and management team. Profits in this account would be split 10% to NVC and the balance to LLC. Losses would remain the responsibility of LLC. Reconciliation for the incentive shall coincide with LLC's fiscal year

All fees shall be due and payable upon receipt of an invoice from NVC.

GENERAL

Amendments. No amendment or modification of this Contract is acceptable unless it is in writing and signed by both parties.

Independent Contractor. NVC shall be an Independent Contractor and nothing in this Contract shall be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint ventures.

P 3                        GRAIN ORIGINATION CONTRACT

GENERAL

Assignment. Neither party may assign this Contract without written authorization by both parties.

Severability. Should any provision of this Contract be deemed invalid the remaining provisions of this Contract shall not be affected and shall continue in effect.

Attorney's Fees and Legal Costs. In an any dispute, the prevailing party shall be reimbursed for reasonable attorney's fees and legal costs by the other party.

Governing Law. The State laws of North Dakota shall govern this Contract.

Notices. All notices for NVC shall be sent to:

Frank McDowell
New Vision Coop
PO Box 877
1301 County Road 5
Worthington, MN 56187
Ph. 507-376-4113 ext 12
FAX: 507-376-6331
E-mail: fmcdowell@newvision.coop

Notices: All notices for LLC shall be sent to:

Ambrose Hoff, President
Red Trail Energy LLC
PO Box 11
11 South Avenue West
Richardton, ND 58652
Ph.701-974-4733
FAX: _______________
E-mail: frank@redtrailenergy.com

In witness whereof, the parties hereto have executed this Contract as of the date first written above.

Red Trail Energy LLC (LLC)              New Vision Coop (NVC)


By: /s/ Ambrose Hoff                    By: /s/ Frank McDowell
    ---------------------------------       ------------------------------------
    Ambrose Hoff, Board President           Frank McDowell, General Mgr.

April 1, 2004                           April 1, 2004